UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2019

TEB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56049	83-2040340
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2290 North Mayfair Road, Wauwatosa, Wisconsin		53226
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 476-6434

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of TEB Bancorp, Inc. (the “Company”) was held on November 19, 2019.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Proxy Statement. The final results of the stockholders’ vote are as follows:

1.	Election of directors:

	For	Withheld	Broker Non-Votes

Joseph J. Becker	1,509,479	71,012	568,781

Christopher C. Conlon	1,509,779	70,712	568,781

2.	The ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

2,068,404	59,893	1,875	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TEB Bancorp, Inc.
DATE: November 20, 2019	By:	/s/ John P. Matter
John P. Matter Chairman and Chief Executive Officer